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                              NON-COMPETITION AGREEMENT

THIS AGREEMENT is made as of this         day of            , 1996, between
Coleman Natural Products, Inc. ("Company"), a Delaware corporation, and
          ("Employee").

WHEREAS Employee is a key, valued employee of the Company, serving the Company in an executive and management position or in a key position, and, as such, is in a position to damage the business of the Company by engaging in competing activities; and

WHEREAS the Company wishes to protect itself from competitive activities of the Employee which would injure its business.

NOW, THEREFORE, in consideration of the grant of an option to purchase shares of the Company's common stock, the promises and mutual covenants and agreements herein set forth, and for other good and valuable consideration, including all salary and wages paid to Employee, the parties hereby agree as follows:

1.  (a)      Employee agrees that he or she possesses, or will posses by virtue of his or her employment with the Company, knowledge, skills and reputation in the industry in which the Company operates which are of material importance to the Company, and which are special, unique and extraordinary. Employee acknowledges that his or her services cannot be replaced and that the loss of his or her services, or the use of his or her services by a competitor, may cause irreparable harm to the Company. Therefore, the employee agrees that during the period commencing with the date hereof and ending one year after his or her employment with the Company is terminated (voluntarily or involuntarily) and in the geographic area of the U.S., Employee will not (i) knowingly, directly or indirectly, as a principal, officer, director, shareholder (other than as a holder of 2% or less of a publicly traded corporation's capital stock), partner, employee, consultant, or in any other capacity whatsoever, engage in, be or become associated with, or advise or assist any business, firm, partnership, individual, corporation, or any other entity which is principally engaged in the business of designing, developing, manufacturing, marketing and selling fresh natural beef and lamb products, and including any "then" current business of the Company, its successors or assigns; or (ii) hire or solicit the employment or services of any person who is an employee of the Company or its successors or assigns, or any former employee of the Company whose employment has been terminated for less than six (6) months; or (iii) directly or indirectly solicit business which is directly competitive with the Company's then current business from any customer which has done business with the Company within one (1) year from the date of such solicitation.

    (b) It is agreed that Employee's services are unique, and that any breach or threatened breach by Employee of any provisions of this Paragraph 1 may not be remedied solely by damages. Accordingly, in the event of a breach or threatened breach by Employee of any of the provisions of this Paragraph 1, the Company shall be entitled to injuctive relief, restraining Employee and any business, firm, partnership, individual corporation, or entity participating in such breach or attempted breach, from engaging in any activity which would constitute a breach of this Paragraph 1. Nothing herein, however, shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages.

    (c) Employee acknowledges and agrees that the duration, scope of activities and geographic area covered by the covenant not-to-compete contained in this Section 1 are fair and reasonable under the circumstances, that such covenants are necessary for the protection of the Company, including without limitation the protection of the confidential information and trade secrets of the Company, that such covenants do not impose an undue or unreasonable hardship upon Employee and the Employee has received satisfactory consideration from the Company for such agreements.

2. The Agreement, including the provisions of Section 1 hereof, shall terminate then (10) years from the date thereof.

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3.  Any waiver of any of the terms and conditions of this Agreement shall not operate as a waiver of any other breach of such terms and conditions, or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or any other provision hereof.

4. Any and all notices referred to herein shall be sufficient if furnished in writing, sent by registered or certified mail to Employee at his other address as shall be furnished to the Company in writing, and to the Company at its principal office in Denver, Colorado.

5. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

6. No modification of changes in this Agreement shall be valid unless such modification or changes are in writing and signed by all parties hereto.

7. If any clause, provision or term of this Agreement is declared illegal, invalid, or unenforceable under applicable present or future laws, then the remainder of this Agreement shall not be affected and, in lieu of any such clause, provision, or term, there shall be added as a part hereof a substitute clause, provision or term as similar in substance to such illegal, invalid or unenforceable clause, provision or term as may be possible.

8. This Agreement may not be assigned by either party, provided that the Company may assign this Agreement in connection with: (i) any purchase of all or substantially all of its assets, or (ii) any merger, consolidation or sale of all or substantially all of its stock.

9. As used herein, any reference to the masculine shall include, if appropriate, the feminine.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year first above written.


COLEMAN NATURAL PRODUCTS, INC.


By:
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Its:
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EMPLOYEE:


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(Signature)


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(Name Printed)


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(Address)